UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 9, 2009

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

212-484-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 10, 2009, Time Warner Inc. announced that it has completed the previously announced spin-off of AOL Inc. (the “Spin-off”). Effective as of 11:59 p.m., New York City time, on December 9, 2009 (the “Distribution Date”), Time Warner Inc. (“Time Warner”) distributed all of the issued and outstanding shares of common stock, par value $0.01 per share (“AOL Common Stock”), of AOL Inc. (“AOL”) to Time Warner’s stockholders of record as of 5:00 p.m., New York City time, on November 27, 2009 (the “Record Date”) as a pro rata dividend.  On the Distribution Date, Time Warner stockholders received one share of AOL Common Stock for every eleven shares of common stock, par value $0.01 per share, of Time Warner held as of the Record Date and will receive cash in lieu of any fractional shares of AOL Common Stock.  The Spin-off was completed pursuant to a separation and distribution agreement entered into on November 16, 2009 by Time Warner and AOL for the purpose of legally and structurally separating AOL from Time Warner.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

After the Distribution Date, Time Warner does not beneficially own any shares of AOL Common Stock and, following such date, will not consolidate AOL’s financial results for the purpose of its own financial reporting.  The unaudited pro forma consolidated financial information of Time Warner (reflecting the Spin-off and certain other items, as described therein) and related notes thereto are filed as Exhibit 99.2 to this Current Report on Form 8-K.

Caution Concerning Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements include, but are not limited to, statements about the plans, objectives, expectations and intentions of Time Warner, including the benefits of the Spin-off and other related transactions involving Time Warner and AOL and their subsidiaries, and other statements that are not historical facts.  These statements are based on the current expectations and beliefs of Time Warner’s management, and are subject to uncertainty and changes in circumstances.  Time Warner cautions readers that any forward-looking information is not a guarantee of future performance and that actual results may vary materially from those expressed or implied by the statements herein, due to changes in economic, business, competitive, technological, strategic or other regulatory factors, as well as factors affecting the operation of the businesses of Time Warner and AOL.  More detailed information about certain of these and other factors may be found in filings by Time Warner with the Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, in each case in the sections entitled “Caution Concerning Forward-Looking Statements” and “Risk Factors.”  Various factors could cause actual results to differ from those set forth in the forward-looking statements including, without limitation, the risk that the anticipated benefits from the Spin-off may not be fully realized or may take longer to realize than expected.  Time Warner is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this document, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(b)
Pro Forma Financial Information

The unaudited pro forma consolidated balance sheet of Time Warner Inc. as of September 30, 2009, and unaudited pro forma consolidated statements of operations of Time Warner Inc. for the years ended December 31, 2008, 2007 and 2006 and for the nine months ended September 30, 2009 are filed as Exhibit 99.2 to this Current Report on Form 8-K (which unaudited pro forma financial information incorporates by reference unaudited pro forma financial information from Time Warner Inc.’s Current Report on Form 8-K filed with the SEC on March 13, 2009).

(d)	Exhibits

Exhibit	Description

99.1	Press release issued December 10, 2009, by Time Warner Inc.
99.2
Unaudited pro forma consolidated balance sheet of Time Warner Inc. dated as of September 30, 2009, and unaudited pro forma consolidated statements of operations of Time Warner Inc. for the years ended December 31, 2008, 2007 and 2006 and for the nine months ended September 30, 2009 (which unaudited pro forma financial information incorporates by reference unaudited pro forma financial information from Time Warner Inc.’s Current Report on Form 8-K filed with the SEC on March 13, 2009).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.
By:	/s/ John K. Martin, Jr.
	Name:	John K. Martin, Jr.
	Title:	Executive Vice President and Chief Financial Officer

Date:  December 11, 2009

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued December 10, 2009, by Time Warner Inc.
99.2
Unaudited pro forma consolidated balance sheet of Time Warner Inc. dated as of September 30, 2009, and unaudited pro forma consolidated statements of operations of Time Warner Inc. for the years ended December 31, 2008, 2007 and 2006 and for the nine months ended September 30, 2009 (which unaudited pro forma financial information incorporates by reference unaudited pro forma financial information from Time Warner Inc.’s Current Report on Form 8-K filed with the SEC on March 13, 2009).